UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

September 30, 2004
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
_  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         In connection with the appointment of Francis I. Perier, Jr. as the new Chief Financial Officer of Forest Laboratories, Inc. (the "Company"), as further discussed in Item 5.02 below, on September 6, 2004, the Company entered into an agreement with Mr. Perier that provides for an annual base salary of $475,000, a one time signing bonus of $75,000 and eligibility to receive an annual bonus based on performance (targeted at 40% of annual base salary and with a guarantee of $47,500 for calendar year 2004). In addition, the agreement provides for a stock option grant as of September 30, 2004 covering 100,000 shares of the Company's Common Stock at an exercise price of $44.740 per share, with options vesting pursuant to a vesting schedule over a period of 5 years from the date of grant. The agreement has a three year term, limited to the payment of the agreed compensation and benefits for the three year period commencing with the date of Mr. Perier's employment and also provides for other benefits to be made available to Mr. Perier to the extent generally made available by the Company to its senior executive officers.

           In addition, as of October 5, 2004 the Company and Mr. Perier entered into a "Change in Control" Employment Agreement which becomes effective only upon the occurrence of a "change in control" and provides that Mr. Perier is entitled to salary, bonus and benefits for a three year period following a "change in control" of the Company if his employment terminates during such period without cause or for good reason. Subject to certain exceptions, a "change in control" is (i) an acquisition of 20% or more of the Common Stock or voting securities of the Company by a person or group not acquiring their shares directly from the Company, (ii) a change in the majority of the current Board of Directors or their designated successors not consented to by such current Board of Directors or designated successors, and (iii) a liquidation or dissolution of the Company or merger, consolidation or sale of all or substantially all of the Company's assets which involves a greater than 50% change in the stockholders of the Company or the replacement of a majority of the current Board of Directors or their designated successors.

Item 5.02  Departure of Directors or Principal Officers; Election
                  of Directors, Appointment of Principal Officers

         Effective as of September 30, 2004, Francis I. Perier, Jr. (age 45) was appointed and commenced employment as the Company's Chief Financial Officer. Prior to joining the Company, Mr. Perier was Vice President - Finance - Operations Planning - Americas Medicines at Bristol-Myers Squibb since March 2004. For eight years prior to March 2004, Mr. Perier served in senior financial positions at Brisol-Myers Squibb including four years as Vice President - Finance, Planning, Business Development and Information Technology at its ConvaTec Division. Prior to that, Mr. Perier had been a partner at Deloitte & Touche, LLP.

         Mr. Perier will succeed John E. Eggers, who resigned as CFO effective September 30, 2004. Mr. Egger's resignation was not the result of any disagreement with the Company or its current management on any matter relating to the Company's operations, management or policies. Mr. Eggers will continue to serve the Company as Vice President - Finance.

Item 9.01  Financial Statements and Exhibits.

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     The following exhibits are filed herewith:

                  (1)      Letter Agreement dated as of September 6, 2004 between the Company and Francis I.
                            Perier, Jr.; and

                  (2)      Change in Control Employment Agreement dated as of October 5, 2004 between the Company and Francis I. Perier, Jr.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forest Laboratories, Inc.
(Registrant)

/s/ Howard Solomon
Howard Solomon
Chairman of the Board,
Chief Executive Officer
and Director

Date: October 5, 2004